UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 1, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2018, Inspired Entertainment, Inc. (the “Company”) pre-announced certain summary unaudited financial results for the second quarter of its 2018 fiscal year, which ended March 31, 2018. A copy of a press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1. The Company expects to announce and file its full unaudited financial results for the second quarter of its 2018 fiscal year, and host a conference call during which management will discuss those results, on May 9, 2018. The details relating to such call are set forth in the press release attached hereto.

The foregoing information, and the related information in the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, unless the Company specifically incorporates such information by reference into a filing under the Securities Act of 1933, as amended.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Formation of the Office of Executive Chairman

On May 2, 2018, the Company announced that it has formed the Office of Executive Chairman, which consists of Executive Chairman A. Lorne Weil; President and Chief Operating Officer Brooks H. Pierce; Executive Vice President and Chief Strategy Officer Daniel B. Silvers and Executive Vice President and Chief Financial Officer Stewart F.B. Baker. The Office of the Executive Chairman will execute the day-to-day management of the Company.

Appointments of Executive Officers

In connection with the formation of the Office of Executive Chairman, on May 1, 2018 Mr. Pierce was appointed President and Chief Operating Officer of the Company and Mr. Baker, the Company’s Chief Financial Officer, was appointed to the new position of Executive Vice President and Chief Financial Officer.

Mr. Pierce, 56, has over 25 years of experience in the gaming industry. He joined the Company as Senior Vice President, North America, earlier this year. Prior to joining the Company, Mr. Pierce held the position of Chief Executive Officer of BHP Consulting Group, LLC (“BHP”), a sales, marketing and leadership consulting firm that provided consulting services to the Company from May 2017 through March 2018, during which time BHP received $10,000 per month in fees as well as reimbursement of certain expenses. From 2015 to 2017, Mr. Pierce was Managing Director of the Americas for Aristocrat Technologies, Inc. He was Chief Revenue Officer for the gaming division of Scientific Games Corporation from 2012 to 2015 and held various other roles within Scientific Games from 1991 to 2010, including Senior Vice President of Marketing and President of Scientific Games Racing. From 2010 to 2012, Mr. Pierce was the Chief Business Development Officer for Sportech PLC, a UK-based gaming equipment and systems supplier. He is currently a Member of the Advisory Board of Leading Edge Ventures, a Wilmington, Delaware-based venture capital fund, as well as an Advisory Board Member of the Horn Entrepreneurial School at the University of Delaware. He received his BA from the University of Delaware and is a graduate of the Columbia Business School Senior Executive Program.

The Company and Mr. Pierce have entered into an employment agreement setting forth the terms and conditions of Mr. Pierce’s employment as President and Chief Operating Officer. The principal terms of his employment include an annual base salary of $400,000; an annual bonus opportunity of from 100% (target) to 200% (maximum) of his base salary, subject to the Company meeting specified performance targets and he himself meeting specified individual performance targets. The agreement has a duration of two years. Should Mr. Pierce be terminated for cause or resign without good reason (as such terms are defined in the employment agreement), or if the Company declines to extend Mr. Pierce’s employment agreement beyond its initial term, he shall be entitled to receive his base salary through the end of his employment, reimbursement of allowable business expenses incurred and such other compensation and benefits as may be provided in applicable plans and programs of the Company. Should Mr. Pierce be terminated without cause (other than due to death or disability) or resign for good reason (as such terms are defined in the employment agreement), he shall be entitled to receive: (i) continuation of his base salary for six months following of the end of his employment; (ii) reimbursement of allowable business expenses incurred; (iii) any earned but not yet paid bonus from the prior year; (iv) a pro-rated target bonus for the year in which the termination occurred (based on the number of days he was employed by the Company during that year); (v) acceleration of 100% vesting of the 100,000 restricted stock units granted to him in connection with his appointment as President and Chief Operating Officer (as further described below); and (vii) coverage under the Company’s health plan paid for the first six months and such other compensation and benefits as may be provided in applicable plans and programs of the Company.

In addition, Mr. Pierce has been awarded 100,000 restricted stock units under the Inspired Entertainment, Inc. Second Long-Term Incentive Plan. The restricted stock units vest upon the earliest of a transformational acquisition by the Company (as defined in the award agreement), Mr. Pierce’s continued service through May 1, 2020, a change in control of the Company (as defined in the award agreement) or his death or disability. The award was made subject to clawback provisions extending for three years following the settlement of the award.

Departure of Chief Executive Officer

The Company also announced that Luke L. Alvarez, President and Chief Executive Officer, was departing the Company and its affiliates, under terms being finalized. Mr. Alvarez’s previous responsibilities will be divided among the members of the Office of Executive Chairman.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by Inspired Entertainment, Inc. on May 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman

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